Exhibit 99.1

Exactech Enters Definitive Agreement with TPG Capital to Go Private

•	Leading Healthcare Investor Provides Company with Strategic Growth Capital

•	Exactech Shareholders To Receive $42.00 Per Share In Cash

•	Transaction Values Exactech at $625 Million

•	Represents a Premium of Approximately 31% to the Prior Closing and a 37% Premium to the 90-day Volume Weighted Average Price

FOR IMMEDIATE RELEASE

Gainesville, Fla. – October 23, 2017 – Exactech (Nasdaq: EXAC), a leading developer and producer of orthopaedic implant devices and surgical instrumentation for extremities and large joints, today announced that it has entered into a definitive merger agreement under which TPG Capital, the global private equity platform of alternative asset firm TPG, will acquire all of the outstanding shares of Exactech common stock. Exactech’s board of directors approved the agreement which provides for the payment of $42.00 per share in cash to all holders of Exactech common stock other than certain management stockholders who have agreed to exchange a portion of their shares for new equity securities in the transaction. Exactech founders Dr. Bill Petty and Betty Petty and CEO David Petty have agreed with TPG to vote all of their shares in favor of the merger and to exchange a significant portion of their shares for new shares in the parent entity immediately following the merger. Such share exchange will be made at the same $42.00 value being paid in cash to Exactech’s shareholders. The transaction values Exactech at $625 million and the cash purchase price represents a premium of approximately 31% over Exactech’s closing stock price on October 20, 2017.

Upon completion of the transaction, Exactech will be a privately-held company headquartered in Gainesville, Florida, and Exactech’s common shares will no longer be listed on the NASDAQ stock exchange. The transaction is expected to close in the first quarter of 2018, subject to customary closing conditions, including approval by Exactech’s shareholders and termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

“We believe that this agreement offers Exactech shareholders an opportunity to realize the company’s tremendous growth and capture the value that’s been created since going public 21 years ago, at a significant premium to the current share price,” said Jim Binch, Exactech’s lead independent director.

Exactech CEO David Petty added, “This agreement provides maximum value for our shareholders, who have shared our vision and supported our growth over the past two decades.”

Exactech was founded in 1985 by orthopaedic surgeon Dr. Bill Petty, his wife Betty and biomedical engineer Gary Miller, PhD, with the purpose of improving the quality of care for patients suffering from joint injury or disease, such as arthritis. The company employs more than 700 individuals including engineers, researchers, manufacturing professionals, and sales representatives, and distributes its products to more than 35 countries around the world.

“As long-term healthcare investors, we aim to identify and partner with strong companies that are in growing, attractive sectors,” said Todd Sisitsky, Managing Partner at TPG Capital. “With their strong commitment to patients and surgeons and a comprehensive product portfolio, Exactech has strategically built a platform poised for significant growth. We are thrilled to partner with CEO David Petty, the company founders, the Exactech management team and TPG Capital advisors Jeff Binder and Dan Hann to further realize Exactech’s exciting potential.”

“The basis of our investment thesis is that there are outstanding opportunities for nimble, innovative and responsive companies to invest in growth and compete with the larger competitors in the orthopaedic industry,” said Jeff Binder, Senior Advisor to TPG Capital. “I look forward to working with management to fully realize the potential of a company for which I have always had great respect.”

Over the past 10 years, TPG Capital has invested more than $8 billion in healthcare. Taking a growth-oriented approach to its partnerships, the platform has invested in companies across the entire healthcare continuum, including medical devices companies such as Biomet, Fenwal, Beaver-Visitec International and Immucor; global healthcare providers such as Surgical Care Affiliates, Healthscope and Parkway; pharmaceutical companies such as Par Pharmaceutical and Adare; and healthcare IT companies such as QuintilesIMS and Mediware.

Advisors

J.P. Morgan Securities LLC is acting as the financial advisor to Exactech. Greenberg Traurig, P.A. (Miami) and Greenberg Traurig, LLP (NYC) are serving as Exactech’s legal advisor. Ropes & Gray is acting as legal advisor to TPG Capital.

About Exactech

Based in Gainesville, Fla., Exactech develops and markets orthopaedic implant devices, related surgical instruments and biologic materials and services to hospitals and physicians. The company manufactures many of its orthopaedic devices at its Gainesville facility. Exactech’s orthopaedic products are used in the restoration of bones and joints that have deteriorated as a result of injury or diseases such as arthritis. Exactech markets its products in the United States, in addition to more than 30 markets in Europe, Latin America, Asia and the Pacific. Additional information about Exactech can be found at http://www.exac.com.

About TPG

TPG is a leading global alternative asset firm founded in 1992 with more than $73 billion of assets under management and offices in Austin, Beijing, Boston, Dallas, Fort Worth, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, San Francisco, Seoul, and Singapore. TPG’s investment platforms are across a wide range of asset classes, including private equity, growth venture, real estate, credit, and public equity. TPG aims to build dynamic products and options for its investors while also instituting discipline and operational excellence across the investment strategy and performance of its portfolio. For more information, visit www.tpg.com.

Media:

TPG

Luke Barrett

415-743-1550

media@tpg.com

Exactech

Priscilla Bennett

352-377-1140

Priscilla@exac.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, statements regarding Exactech’s proposed business combination transaction with TPG Capital, all statements regarding Exactech’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. All Statements in this press release that are not historical facts, are forward-looking statements that reflect the best judgment of Exactech based upon currently available information.

Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Exactech’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Exactech is unable to predict or control, that may cause its actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Exactech’s filings with the Securities and Exchange Commission (the “SEC”).

Risks and uncertainties related to the proposed merger include, but are not limited to, the risk that Exactech’s shareholders do not approve the merger, potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, uncertainties as to the timing of the merger, adverse effects on Exactech’s stock price resulting from the announcement of the merger or the failure of the merger to be completed, competitive responses to the announcement of the merger, the risk that regulatory, licensure or other approvals required for the consummation of the merger are not obtained or are obtained subject to terms and conditions that are not anticipated, litigation relating to the merger, the inability to retain key personnel, and any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect Exactech’s plans, results or stock price are set forth in its most recent Annual Report on Form 10-K and in its subsequently filed reports on Forms 10-Q and 8-K.

Many of these factors are beyond Exactech’s control. Exactech cautions investors that any forward-looking statements made by it are not guarantees of future performance. Exactech disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Additional Information and Where to Find It

The Company will furnish to the SEC a report on Form 8-K regarding the proposed transaction described in this announcement, which will include the merger agreement. All parties desiring details regarding the merger are urged to review these documents, which will be available at the SEC’s website (http://www.sec.gov).

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger. In connection with the merger, the Company will prepare and mail a proxy statement to its shareholders. In addition, certain participants in the merger will prepare and file with the SEC a Schedule 13E-3 transaction statement. These documents will be filed with or furnished to the SEC. Investors and shareholders are urged to read carefully and in their entirety these materials and other materials filed with or furnished to the SEC when they become available, as they will contain important information about the Company, the merger and related matters. In addition to receiving the proxy statement by mail, shareholders also will be able to obtain these documents, as well as other filings containing information about the Company, the merger and related matters, without charge, from the SEC’s website (http://www.sec.gov). In addition, these documents can be obtained, without charge, by sending an e-mail to investors@exac.com, along with complete contact details and a mailing address.

Participants in Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders with respect to the merger. Information regarding the persons or entities who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the merger when it is filed with the SEC. Information regarding the directors and executive officers of the Company is set forth in the proxy statement for the Company’s 2017 Annual Meeting of Shareholders, which was filed with the SEC on March 24, 2017. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.